FOR IMMEDIATE RELEASE

Labcorp Contacts:
Investors: Chas Cook — 336-436-5076
Investor@Labcorp.com

Media: Brandi Martin — 336-436-8263
Media@Labcorp.com

LABCORP DECLARES QUARTERLY DIVIDEND

BURLINGTON, N.C., April 6, 2023 - Labcorp (NYSE: LH), a leading global life sciences company, announced today that its Board of Directors has declared a cash dividend of $0.72 per share of common stock. The dividend will be payable on June 8, 2023, to stockholders of record as of the close of business on May 18, 2023.

About Labcorp
Labcorp is a leading global life sciences company that provides vital information to help doctors, hospitals, pharmaceutical companies, researchers, and patients make clear and confident decisions. Through our unparalleled diagnostics and drug development capabilities, we provide insights and accelerate innovations to improve health and improve lives. With more than 80,000 employees, we serve clients in more than 100 countries. Labcorp (NYSE: LH) reported revenue of $14.9 billion in FY2022. Learn more about us at www.Labcorp.com or follow us on LinkedIn and Twitter @Labcorp.

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